Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, being the Principal Financial Officer and Principal Accounting Officer of Infinity, Inc., a Colorado corporation (the “Issuer”), hereby certifies that the Annual Report on Form 10-K/A (the “Annual Report”) of the Issuer for the year ended December 31, 2004, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. §78 m(a)) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ James A. Tuell

James A. Tuell
Executive Vice President (Principal Financial and Accounting Officer)

Date: April 29, 2005